Exhibit 10.11


                                 PROMISSORY NOTE

$2,800,000.00                                              New York, New York
                                                           December 19, 2003


         The undersigned, FIVE STAR PRODUCTS, INC., hereby promises to pay to the order of JL DISTRIBUTORS, INC. ("Payee"; Payee, and any subsequent holder[s] hereof, being hereinafter referred to collectively as "Holder") on June 30, 2005, at the offices of Holder or at such other place or places as Holder may from time to time designate in writing, in lawful money of the United States of America, the principal amount of Two Million, Eight Hundred Thousand and no/100 Dollars ($2,800,000.00), with interest at the rate of 8% per annum from the date hereof, payable quarterly on December 31, 2003, March 31, 2004, June 30, 2004, and September 30, 2004.

         1. Prepayment. The undersigned may at any time or from time to time prepay all or any part of the principal amount of this Note, with accrued interest on the amount prepaid to the date of prepayment, but without penalty or premium.

         2. Events of Default. If any of the following events (each, an "Event of Default") shall occur:

                  (a) The undersigned shall default in the payment of any installment of interest on this Note when due, and such default shall continue for a period of ten (10) days after written notice thereof shall have been sent to the undersigned by Holder; or

                  (b) A voluntary case in bankruptcy shall be begun by the undersigned or any order for relief against the undersigned shall be entered in an involuntary case in bankruptcy; or

                  (c) The undersigned shall fail, or admit in writing its inability, to pay its debts as they mature, by acceleration or otherwise; or make a settlement with or general assignment for the benefit or creditors; or a committee of creditors shall be appointed for the undersigned or a receiver or receivers or a custodian or custodians shall be appointed for or shall take possession of all or a substantial part of the undersigned's property;

then (i) in the case of an Event of Default described in clause (b) or (c) above, the outstanding principal of this Note and all accrued interest thereon shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived; and (ii) in the case of an Event of Default described in clause (a) above, Holder may at any time (unless all defaults theretofore shall have been remedied), by written notice to the undersigned, declare the principal of and the accrued interest on this Note to be due and payable without presentment, demand, protest or further notice, all of which are expressly waived.

                  3. Change of Control. At any time after a change of control of the undersigned (as defined below) has occurred, Holder may, by written notice to the undersigned, declare the principal of and the accrued interest on this Note to be due and payable without presentment, demand, protest or further notice, all of which are expressly waived. For purposes of this Note, a "change of control of the undersigned" shall mean (a) a change of control of the undersigned of a nature that would be required to be reported in response to
Item 1(a) of Current Report on Form 8-K pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), other than a change of control of the undersigned resulting in control by Holder or a group including Holder, (b) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than Holder or a group including Holder, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the undersigned representing 20% or more of the combined voting power of the undersigned's then outstanding securities, or (c) at any time individuals who were either nominated for election by the Board of Directors of the undersigned or were elected by the Board of Directors of the undersigned cease for any reason to constitute at least a majority of the Board of Directors of the undersigned.

         4. Governing Law. This Note shall be construed in accordance with and governed by the laws of the State of New York.


                                                     FIVE STAR PRODUCTS, INC.



                                                     By: Charles Dawson
                                                         President